Exhibit 4.11

Financial Lease Contract

[Post-Sale Lease Back]

(Brief Summary Translation for Reference Only)

Lessor (Party A):

Jinshang International financial Leasing Company Ltd.

;晋江国际融资租赁有限公司 ;

Lessees

Primary Lessee (Party B):

Liaoning Shuguang Automobile Group Holdings Company Ltd.

;辽宁曙光汽车集团股份有限公司 ;

Joint Lessee (Party C):

Dalian Huanghai Automobile Company Ltd.

;大连黄海汽车有限公司 ;

Date of Execution: April 22, 2016

Article I	Definitions and Interpretation

[Omitted]

Article II	The Leased Items

Equipment/Assets (the “the Leased Items”) listed in Attachment 1 “List of the the Leased Items” and “Attachment 2 “Adjusted List of the the Leased Items”.

Article III Purchase and Delivery of the Leased Items

1.	Party B will transfer the Leased Items which it holds the title to and can dispose of at its sole discretion to Party A and Party A will then lease such the Leased Items to Party B for use.

2.	Party B must provide to Party A, on the date of execution: original ownership documents; original endorsement and insurance documents; other documents Party A deems necessary.

3.	The transfer consideration is: ¥200,000.000, but the actual amount of the consideration to be paid to Party B depends on Party A’s funds situation.

4.	Upon the satisfaction of the conditions below, the transfer consideration for the Leased Items will be paid into Party B’s designated account in one sum or in installments:

•	For realization of the purpose of this contract, Party A has prepared the relevant funds;
•	Receipt by Party A of applicable documents;
•	Receipt of corporate approvals on the part of Party B and Party C;
•	Effective insurance policies being in place;
•	VAT invoices in an amount equal to the purchase price of the Leased Items issued by Party B;
•	Receipt by Party A of all other contracts and agreements contemplated between Party B/Party C and itself and designated third parties;
•	Receipt of a lease deposit, if any;
•	Other conditions deemed necessary by Party A.

5.	Party A, Party B and Party C confirm that, since the Leased Items hereunder is originally owned by Party B and Party A will lease the Leased Items back to Party B for use hereunder, the Leased Items will remain with Party B for occupation and use in the future term of the lease.

6.	Party B must use the amount of transfer consideration for the Leased Items for the purpose set forth by Party A, Party B and Party C.

7.	Party B and Party C must be responsible for any additional expenditures incurred by Party A as a result of this transaction due to any changes of taxes and tax rates.

Article IV	Representations and Warranties

1.	Party A’s representations and warranties include representations and warranties relating to, among other things, existence and due authorization.

2.	Party B’s and Party C’s representations and warranties include representations and warranties relating to, among other things:

•	Valid existence and due authorization;
•	Ownership of the Leased Items;
•	No violation of law or contracts;
•	All mortgages, pledges and legal actions with respect to the Leased Items have been disclosed;

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•	Party B and Party C must notify Party A in advance of any significant corporate actions such as restructurings, mergers and acquisitions, asset sales or pledges;
•	Party B is qualified to use the Leased Items and will use the Leased Items for legal commercial purposes;
•	Party B and Party C confirm and agree that they will not use the Leased Items to provide any guarantee without Party A’s prior consent;

Article V	Quality Defects of the Leased Items

1.	Party B and Party C shall be responsible for any quality defects in the Leased Items during the term of the lease.

2.	Since the Leased Items hereunder is originally owned by Party B and Party A will lease the Leased Items back to Party B for use after Party A purchase such the Leased Items, Party A will not bear any responsibility for any of the Leased Items’ defects.

Article VI	Term of the Lease and Rent

1.	The term of the lease hereunder is 3 years.

2.	Party B and Party C agree to pay rent to Party A according to the terms specified herein.

3.	The rent is calculated based on the lease principal amount and lease interest rate. The lease principal is the transfer consideration and the lease interest rate is floating rate based on the bench mark rate published by the People’s Bank of China and will be adjusted in accordance with the changes of such benchmark.

The payment of the lease principal amount is in 12 installments, with 3 months as one payment period; the first installment of rent payment is on the date that is 3 months following the start date of the lease date and, thereafter, the payment date is the date that is 3 months following the previous payment date.

4.	The lease principal amount listed in Attachment 3 “Lease Attachment (Estimates)” is based on the assumption that ___________, 201[ ] is the lease start date, with the transfer consideration as lease cost.

5.	The date a payment is made is the date when such payment is received in the Party A’s account.

6.	For the convenience of Party B and Party C, Party A will send advance notice regarding rent payment, but such notice is not an obligation.

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7.	Party B and Party C hereby confirm that they will pay rent in accordance with rent payment schedule and rent adjustment notice and payment notice.

8.	If Party B applies for earlier termination of this contract, Party B must notify Party A 30 business days in advance and get Party A’s written approval. Upon such approval, all the balance of the lease principal amount the other amounts payable must be repaid in full.

9.	If any reason of the part of the Lessee causes Party A to violate Party A’s other agreements with other third parties and to withdraw the loan, Party A shall have the right to terminate this contract, with the Lessee bearing all consequences.

Article VII	Lease Deposit and Lease Consulting Fee

1.	Lease consulting fee: ¥0.

2.	Payment of lease consulting fee [not applicable].

3.	Upon execution of this contract, Party B and Party C must pay a deposit in the amount of ¥20,000,000 (10% of the transfer consideration), to be paid into an account designated by Party A.

Article VIII	Ownership of the Leased Items

1.	From the time the initial transfer consideration for the Leased Items is paid from Party A’s account to Party B’s account, the ownership of the Leased Items belongs to Party A and Party B must issue to Party A on the same day an Ownership Transfer Certificate (addressed to Lessor) in the form of Attachment 7.

2.	Starting from the time the initial transfer consideration for the Leased Items is paid from Party A’s account to Party B’s account, Party A is the sole owner of the Leased Items. Such ownership includes but is not limited to the current and future fixtures, devices and equipment attached to the Leased Items. Party B and Party C must process, at their own cost, the registration procedures for the Leased Items and the lease transaction, and must be responsible for compensating Party A for all losses suffered by Party A as a result of any dispute regarding the ownership of the Leased Items.

Party B and Party C shall not engage in any of the following before obtaining Party A’s prior written consent:

•	Transfer, sublease, loan or pledge the Leased Items;
•	Use the Leased Items in any investment;
•	Attach other encumbrances to the Leased Items;
•	Remove the Leased Items for their current location or allow others to use the Leased Items;

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•	Use the Leased Items in any illegal activities;
•	Use the Leased Items as Party B’s own assets in any civil action or list them in the category of asset in the event of bankruptcy;
•	Any other acts infringing the ownership of the Leased Items.

3.	At no time during the term of the contract can Party B or Party C indicate or imply that they are the owners of the Leased Items.

4.	If the Leased Items are attached to other movable or immovable properties, Party B and Party C shall not alter or change such properties without prior consent from Party A.

5.	Whether or not Party B regains ownership of the Leased Items at the end of the term of this contract, Party B shall not enter into any contract regarding the Leased Items as the owner of the Leased Items before all the lease financing debt has been repaid in full.

6.	During the term of the contract, Party B and Party C must take immediate remedial action if there are any damages to or loss of the Leased Items; otherwise they must bear responsibility for all losses suffered by Party A.

Article IX	Occupation, Use, Alteration, Maintenance of the Leased Items

1.	Party A, Party B and Party C confirm that, during the term of the contract, the right to occupy, use and generate income from the Leased Items belongs to Party B, but Party A has the right to place mark of ownership on the Leased Items.

2.	Party B must use the Leased Items in accordance to the procedures listed in the operation manuals and instructions for the Leased Items and perform proper maintenance of and repairs to the Leased Items at their own cost to keep them in sound operating condition.

3.	Party B and Party C must perform necessary repairs to the Leased Items immediately and use specified parts.

4.	Party B and Party C must bear all costs and expenditures incurred in the course of maintaining the Leased Items.

5.	If there is any personal injury or property damage in connection with the Leased Items, Party B and Party C must be responsible for all consequences, including claims, litigation and all fees (including legal fees) in connection therewith. This provision survives the expiry of this contract.

6.	During the term of the contract, any decrease in the value of the Leased Items, even if such decrease results in any inability to use the Leased Items, shall not affect Party B’s and Party C’s obligation to pay rent and any other amount payable hereunder to Party A. At the same time, if Party A so requests, Party B and Party C must provide equipment or assets at the equivalent value, approved by Party A, as items transferred to Party A but leased back as the Leased Items.

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If Party A opts to terminate the lease ahead of schedule, Party B and Party C must immediately repay all amounts payable specified in Section VI.8 in such advance termination.

7.	Starting from the date of the lease, Party A shall have the right to inspect the Leased Items at any time and Party B and Party C must provide assistance.

8.	Party B and Party C must not damage the Leased Items, cause any decrease in the value or life of operation of the Leased Items, or reduce the function of the Leased Items through alteration, replacement or any other means without Party A’s prior written consent.

Article X	Loss of and Damage to the Leased Items

1.	Party B and Party C confirm that, during the term of the contract, Party B and Party C shall bear all risk of the loss of, and damage to, the Leased Items.

2.	In the event of any loss of, or damage to, the Leased Items, Party B and Party C must notify Party A immediately and Party A may have Party B and Party C to repair or replace the Leased Items at their own cost so as to restore the Leased Items to their normal operating condition. During such repairs or replacement period, Party B’s obligation to pay rent shall not be affected.

3.	If some or all equipment in the Leased Items is completely damaged, the remains of such equipment should be disposed of by Party B and Party C at their own cost.

4.	If some or all equipment in the Leased Items is lost or completely damaged, Party A may opt to terminate this contract, and Party B and Party C must repaid the leasing debt and all other amount payable; or Party A may opt to have Party B and Party C replace such equipment, at their own cost, with equipment comparable in value and function.

Article XI	Insurance of the Leased Items

Party B and Party C must obtain insurance on the Leased Items, with Party A as the primary beneficiary, from insurers approved by Party A. Such insurance must be in form and content satisfactory to Party A.

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Article XII	Breach and Remedies

1.	Failure on the part of Party B and Party C to pay deposit, rent and other amounts payable constitutes a breach of contract and Party B and Party C will be responsible for all direct or indirect losses suffered by Party A as a result of such breach. In addition, Party B and Party C must pay interest at the daily rate of 0.8% on any amount overdue as breach damages.

2.	During the term of the contract, if Party B indicates to Party A that it will stop the performance of this contract without any cause, or if Party B has stopped the performance of this contract and fails to provide additional guarantee for such performance, such failure to perform the contract constitutes a breach.

3.	The occurrence of any of the following constitutes a breach on the part of Party B:

•	Failure to pay rent on time;
•	The conditions for the payment of transfer consideration have not been satisfied within 15 days after the execution of the contract;
•	Party B transfers, subleases, loans, pledges, or permits others to use the Leased Items without Party A’s prior written consent and fails to remedy such breach within 15 days upon receipt of Party A’s written notice;
•	Party A fails to gain ownership of the Leased Items (unless Party B can prove it is due to any reason on Party A’s part);
•	Any representation, warranty or statement by Party B proves to be false;
•	Party B is remiss at performing its obligations regarding the Leased Items as provided in Section 10;
•	The change of ownership certificate provided by Party B is defective;
•	Party A proves that Party B’s operation has deteriorated significantly or Party B has committed fraud, thus affecting Party B’s ability to perform this contract;
•	Party B violates this contract or other contracts with Party A;
•	Party B violates its obligations provided herein regarding insurance of the Leased Items and other insurance related matters;
•	Party B’s other acts that harm the interests of Party A’s right.

4.	If Party B commits breach, Party A shall have the right to take the following measures in addition to demanding Party B to bear responsibility for all losses:

•	Immediately pursue Party B and Party C for repayment of all amounts overdue along with breach damage and penalties;
•	Demand that Party B and Party C to provide guarantee to the satisfaction of Party A;
•	Immediately terminate this contract and demand Party B to return the Leased Items or stop using the Leased Items;
•	Resort to legal means to demand that Party B and Party C perform the contract;
•	Take other measures available at law.

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5.	If Party A opts to demand that Party B return the Leased Items, Party B and Party C must provide assistance.

6.	If Party B returns the Leased Items, Party A shall have the right to sell, lease or otherwise dispose of the Leased Items.

7.	Party A shall have the right to use any proceeds from disposition of the Leased Items to repaid or offset the following:

•	Loan principal and interest;
•	All fees, expenses and taxes incurred in the course of receiving, removing, maintaining, repairing and disposing of the Leased Items and in the course of enforcing this contract;
•	Other breach damages and penalties and losses suffered by Party A;
•	Other amount and fees payable by Party B and Party C.

If the proceeds from disposition of the Leased Items are insufficient to cover amounts owed to Party A, Party B and Party C shall be responsible to make up any shortfall.

8.	If there is any breach of other contracts between Party B/Party C and Party A or between Party B/Party C and any other third party and if such breach may materially affect Party B’s and Party C’s ability to perform their obligations hereunder, Party A shall have the right to take measures provided in Section XII.4.

Article XIII	Transfer of the Rights and Obligations Hereunder

1.	During the term of this contract, Party A shall have the right to transfer some or all of its rights and obligations to a third party, but such transfer shall not affect Party B’s and Party C’s ability to regain ownership of the Leased Items upon expiration of this contract.

2.	During the term of this contract, Party B and Party C shall not transfer their rights and obligations without Party A’s prior written consent.

Article XIV	Material Adverse Changes

1.	During the term of this contract, upon the occurrence of any of the following on the part of Party B or Party C, Party B and Party C must notify Party A immediately and Party A can take the measures provided in Section XII.4:

•	Closure, dissolution, ceasing of business, reduction of capital, spin-off and going into bankruptcy; or business licenses are revoked or cancelled; material deterioration of business and financial situation;
•	Reorganization, mergers and acquisitions, external guarantee, pledge or transfer of substantially all of their respective assets or rights;

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•	the Leased Items being frozen, seized, or claimed in a legal proceeding;
•	Sale, transfer or lease or disposition of the Leased Items by other means that violate the spirit of this agreement;
•	Any fraud during the course of performing this contract;
•	Other events that may affect the performance of this contract.

2.	Party B and Party C must notify Party A immediately of any changes in their business addresses, business location, legal representatives.

3.	Upon the occurrence of any of the following, Party B must immediately stop using the Leased Items and notify Party A:

•	The project related to this contract violates the state industry policies;
•	The project related to this contract has not received approval documents recognized by Party A or by relevant policies;
•	Other instances in the use of the Leased Items that violate the law or regulations.

4.	If, during the course of this contract, the Leased Items or the ground they occupy are expropriated by, or forced to be sold to, the government, resulting in the loss of Party A’s ownership of the Leased Items, Party B and Party C must notify Party A immediately and Party A shall have the right to terminate the lease under this contract immediately and demand Party B and Party C to repay all amounts payable hereunder.

5.	If, during the course of this contract, the Leased Items or the ground they occupy are expropriated by the government, Party B and Party C must notify Party A immediately and Party A shall have the right to, at its sole discretion, terminate the lease under this contract immediately or to give Party B and Party C certain grace period during which Party B and Party C must continue the performance of this contract. If at the end of such grace period, expropriation has not been reversed, the lease hereunder shall terminate and Party B and Party C must repay all amounts payable hereunder.

6.	If, during the course of this contract, the Leased Items or the ground they occupy are expropriated by the government, Party A shall have the right to, terminate the lease under this contract immediately and demand Party B and Party C to repay all amounts payable hereunder.

7.	The proceeds from government compensation in any form or any consideration for such expropriation must be paid to Party A, with Party B and Party C make up any difference.

Article XV	Options Upon Expiration of the Lease

1.	Upon expiration of the lease, on the condition that Party B and Party C have paid all the rent and other amounts payable hereunder, Party B and Party C can purchase back the Leased Items “as is” to regain ownership of the Leased Items. The repurchase price for the Leased Items is ¥100.00.

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2.	After the ownership of the Leased Items has been transferred back to Party B and Party C, Party A must assist Party B and Party C in the registration of the ownership of the Leased Items, including but not limited to the issuance of Ownership Transfer Certificate (see format in Attachment 8) and dissolve any encumbrances on the Leased Items, if any.

Article XVI	Information Disclosure and Confidentiality

1.	During the term of the contract, Party B and Party C must provide copies of the following after they are completed:

•	Annual financial reports;
•	Semi-annual financial reports;
•	Quarterly financial reports;
•	Annual audit reports issued by an accounting firm;
•	Other material related to the Leased Items or to the business/financial situation of Party B or its guarantor.

2.	Party B and Party C warrant that all information and financial reports provided accurately reflect the their financial situation as of the date of such information or reports.

3.	The parties hereto promise to keep all information and material in connection with this contract confidential and not to disclose them in any form.

Article XVII	Communication

1.	All notices, requests and other communication must be in writing and be sent to the following addresses of the respective parties:

[omitted]

2.	Such notices, requests and other communication shall be considered delivered if:

[omitted]

3.	If any party has any change its address, such party must notify the other parties immediately.

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Article XVIII	Governing Law and Dispute Resolution

1.	The applicable law for this contract is the law of the People’s Republic of China.

2.	Any dispute in connection with this contract must be resolved through consultation; if such consultation fails, such dispute should be submitted to the court at the location where the contract is signed for resolution.

Article IXX	Effect of This Contract and Its Amendment

1.	The parties hereto confirm that this contract is the true expression of each party’s intent.

2.	This contract shall become effective upon execution.

3.	All amendments to this contract must be in writing and must be signed by all parties.

4.	Upon execution, this contract is binding on all parties.

5.	This contract is in four counterparts and all have the same legal effect.

Article XX	Attachments to This Contract

All attachments are component part of this contract. The attachments are as follows:

1.	Attachment 1: “List of the Leased Items”;
2.	Attachment 2: “Adjusted List of the Leased Items”;
3.	Attachment 3: “Lease Schedule” (estimate);
4.	Attachment 4: “Rent Payment Notice”;
5.	Attachment 5: “Actual Rent Payment Statement”;
6.	Attachment 6: “Rent Adjustment Notice”;
7.	Attachment 7: “Ownership Transfer Certificate” (to Lessor)
8.	Attachment 8: “Ownership Transfer Certificate” (to Lessee)

Signatures

Party A: /seal/ Jinshang International financial Leasing Company Ltd.

Legal Representative: /s/ MU Renhui

Party B: /seal/ Liaoning Shuguang Automobile Group Holdings Company Ltd.

Legal Representative: /s/ LI Haiyang

Party C: /seal/ Dalian Huanghai Automobile Company Ltd.

Legal Representative: /s/ LI Haiyang

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